EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 26, 2002 included in this Form 11-K into the Company's previously filed Registration Statements on Form S-8, File No. 33-14696, File No. 33-40952, File No. 33-27365, File No. 33-42008, File No. 33-42190, File No. 33-56711, and File No. 33-64749.

Atlanta, Georgia
May 10, 2002